Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 6, 2009, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-162344) and related Prospectus of Symetra Financial Corporation dated November 9, 2009.
/s/ Ernst & Young LLP
Seattle, Washington
November 9, 2009